EXHIBIT 99

 FORM 4  JOINT FILER INFORMATION

NAME: LUO KEN YI

RELATIONSHIP OF REPORTING PERSON TO ISSUER: CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD AND 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD,
 JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: AUGUST 24, 2009

/s/ LUO KEN YI
------------------------------
 LUO KEN YI

NAME: YE NING

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT, AND
 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD,
 JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: AUGUST 24, 2009

/s/  YE NING
------------------------------
 YE NING

NAME: TANG NIANZHONG

 RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR, VICE PRESIDENT OF
 CHINA OPERATIONS, AND 10% OWNER.

 ADDRESS: c/o CHINA ARCHITECTURAL ENGINEERING, INC., 105 BAISHI ROAD,
 JIUZHOU WEST AVENUE, ZHUHAI 519070, PEOPLE'S REPUBLIC OF CHINA

 DESIGNATED FILER: KGE GROUP LIMITED

 ISSUER AND TICKER SYMBOL: CHINA ARCHITECTURAL ENGINEERING, INC. [CAEI]

 DATE OF EVENT REQUIRING STATEMENT: AUGUST 24, 2009

 SIGNATURE:

/s/ TANG NIANZHONG
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 TANG NIANZHONG